Exhibit 99.1

ANNEX A

TRANSACTIONS

The following table sets forth all transactions with respect to the Common Shares effected in the last 60 days by the Reporting Persons or on behalf of the Reporting Persons in respect of the Common Shares other than Common Shares acquired under a dividend reinvestment plan, which is described in Item 5(c), inclusive of any transactions effected through 4:00 p.m., New York City time, on March 30, 2026.

Date	Effected By	Nature of Transaction	Quantity	Price
1/29/2026	GAF	Open Market Purchase	3,659	$6.20
2/3/2026	GAF	Open Market Purchase	8,337	$6.35
2/4/2026	GAF	Open Market Purchase	7,936	$6.31
2/5/2026	GAF	Open Market Purchase	10,950	$6.26
2/6/2026	GAF	Open Market Purchase	17,074	$6.31
2/9/2026	GAF	Open Market Purchase	18,744	$6.37
2/10/2026	GAF	Open Market Purchase	8,443	$6.35
2/11/2026	GAF	Open Market Purchase	18,335	$6.37
2/12/2026	GAF	Open Market Purchase	16,202	$6.40
2/13/2026	GAF	Open Market Purchase	7,441	$6.42
2/17/2026	GAF	Open Market Purchase	10,017	$6.41
2/18/2026	GAF	Open Market Purchase	5,303	$6.43
2/19/2026	GAF	Open Market Purchase	8,130	$6.43
2/20/2026	GAF	Open Market Purchase	14,029	$6.33
2/23/2026	GAF	Open Market Purchase	13,083	$6.23
2/24/2026	GAF	Open Market Purchase	67,975	$6.16
2/25/2026	GAF	Open Market Purchase	10,821	$6.14
2/26/2026	GAF	Open Market Purchase	15,721	$6.27
2/27/2026	GAF	Open Market Purchase	907	$6.21
3/2/2026	GAF	Open Market Purchase	8,293	$6.22
3/3/2026	GAF	Open Market Purchase	10,320	$6.10
3/4/2026	GAF	Open Market Purchase	5,135	$6.16
3/5/2026	GAF	Open Market Purchase	8,893	$6.08
3/9/2026	GAF	Open Market Purchase	5,200	$5.92
3/10/2026	GAF	Open Market Purchase	10,100	$5.93
3/11/2026	GAF	Open Market Purchase	4,800	$5.94
3/12/2026	GAF	Open Market Purchase	2,900	$5.91
3/13/2026	GAF	Open Market Purchase	1,000	$5.80
3/13/2026	GAF	Open Market Purchase	10,000	$5.83
3/16/2026	GAF	Open Market Purchase	8,008	$5.86
3/17/2026	GAF	Open Market Purchase	2,830	$5.81
3/17/2026	GAF	Open Market Purchase	10,000	$5.80
3/18/2026	GAF	Open Market Purchase	11,433	$5.81
3/19/2026	GAF	Open Market Purchase	9,506	$5.78
3/20/2026	GAF	Open Market Purchase	8,275	$5.68
3/23/2026	GAF	Open Market Purchase	6,448	$5.68
3/24/2026	GAF	Open Market Purchase	9,500	$5.71
3/25/2026	GAF	Open Market Purchase	13,000	$5.77
3/26/2026	GAF	Open Market Purchase	12,600	$5.69
3/27/2026	GAF	Open Market Purchase	6,400	$5.54
3/30/2026	GAF	Open Market Purchase	21,000	$5.55